EXHIBIT 5.1

OPINION OF GRANTLAND E. BRYCE

December 20, 2005

Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, CA 92008

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of common stock, $.001 par value per share (the “Common Stock”), of Isis Pharmaceuticals, Inc. (the “Company”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $200,000,000 (the “Shares”).

I am acting as counsel for the Company in connection with the registration for sale by the Company of the Shares. I have examined a signed copy of the Registration Statement to be filed with the Commission. I have also examined and relied upon the minutes of meetings of the Board of Directors of the Company, as provided to me by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended to date (collectively, the “Charter Documents”), and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

I assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, I am of the opinion that the Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended, has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder, (iv) the terms of the sale of the Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Shares have been issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Shares, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I consent to the reference to myself under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Grantland E. Bryce

Grantland E. Bryce

Vice President, Legal and

General Counsel